                                                                    EXHIBIT 11
                                                                     Page 1 of 2



              THE B.F.GOODRICH COMPANY AND SUBSIDIARIES

     EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




                                                                          Year Ended
                                                       -----------------------------------------------
                                                            1996            1995             1994
                                                       -------------   -------------     -------------
                                                       (Dollars in millions, except per share amounts)

PRIMARY

NUMBER OF SHARES:
Average number of shares outstanding
  (including common stock equivalent shares
  outstanding).......................................   53,979,757      52,339,140        51,532,752

INCOME:
Income from continuing operations....................  $      93.2     $      74.6       $      43.0
Income from discontinued operations..................         58.5            43.4              32.7
Dividends on preferred Stocks........................           --            (4.4)             (8.0)
Premium on Preferred Stocks redeemed.................           --            (1.2)               --
                                                       -----------     -----------       -----------
Net income applicable to Common Stock................  $     151.7     $     112.4       $      67.7
                                                       ===========     ===========       ===========

PER SHARE AMOUNTS:
Continuing operations................................  $      1.73     $      1.32       $      0.68
Discontinued operations..............................         1.08            0.83              0.63
                                                       -----------     -----------       -----------
Net income...........................................  $      2.81     $      2.15       $      1.31
                                                       ===========     ===========       ===========

FULLY DILUTED

NUMBER OF SHARES:
Average number of common shares outstanding..........   53,363,363      51,999,448        51,476,220
Effect of dilutive stock options -- based on the
  treasury method using last day's market price,
  if higher than average market price................      647,852         620,796            57,516
Average number of shares of Common Stock issuable
  if Convertible Preferred Stock was converted.......           --              -- (A)            -- (A)
                                                       -----------     -----------       -----------
Total average number of common and common
  equivalent shares outstanding......................   54,011,215      52,620,244        51,533,736
                                                       ===========     ===========       ===========

INCOME:
Income from continuing operations....................  $      93.2     $      74.6       $      43.0
Income from discontinued operations..................         58.5            43.4              32.7
Dividends on Preferred Stocks........................           --            (4.4)             (8.0)
Restore dividends on Convertible Preferred Stock.....           --              -- (A)            -- (A)
Premium on Preferred Stocks redeemed.................           --            (1.2)               --
Restore premium on Preferred Stocks redeemed.........           --              -- (A)            --
                                                       -----------     -----------       -----------
Net income applicable to Common Stock................  $     151.7     $     112.4       $      67.7
                                                       ===========     ===========       ===========

PER SHARE AMOUNTS:
Continuing operations................................  $      1.73     $      1.31       $      0.68
Discontinued operations..............................         1.08            0.83              0.63
                                                       -----------     -----------       -----------
Net income...........................................  $      2.81     $      2.14       $      1.31
                                                       ===========     ===========       ===========

(A) Anti-Dilutive

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                   THE B.F.GOODRICH COMPANY AND SUBSIDIARIES
         EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS







                                                       Three months ended Sept. 30,    Nine months ended Sept. 30,
                                                          1997            1996            1997            1996
                                                       ----------      ----------      ----------      ----------
PRIMARY EARNINGS PER SHARE:
  Number of Shares:
  Average number of common shares outstanding          54,012,662      53,649,312      53,977,603      53,245,480
  Effect of dilutive stock options                        610,732         608,059         573,933         603,824
                                                       ----------      ----------      ----------      ----------
  Total average number of common and common
    equivalent shares outstanding                      54,623,394      54,257,371      54,551,536      53,849,304
                                                       ==========      ==========      ==========      ==========
  Income:
  Income from continuing operations                    $     32.5      $     20.9      $    105.8      $     67.1
  Income from discontinued operations                        16.8            43.7            84.3            55.3
                                                       ----------      ----------      ----------      ----------
  Net income applicable to common stock                $     49.3      $     64.6      $    190.1      $    122.4
                                                       ==========      ==========      ==========      ==========
  Per share amounts:
  Continuing operations                                $     0.59      $     0.38      $     1.94      $     1.25
  Discontinued operations                                    0.31            0.81            1.54            1.02
                                                       ----------      ----------      ----------      ----------
  Net Income                                           $     0.90      $     1.19      $     3.48      $     2.27
                                                       ==========      ==========      ==========      ==========

FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                             54,012,662      53,649,312      53,977,603      53,245,480
                                                       ----------      ----------      ----------      ----------
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                             628,266         755,115         662,883         773,854
                                                       ----------      ----------      ----------      ----------
  Total average number of common and common
    equivalent shares outstanding                      54,640,928      54,404,427      54,640,486      54,019,334
                                                       ==========      ==========      ==========      ==========

  Income:
  Income from continuing operations                    $    32.5       $     20.9      $    105.8      $     67.1
  Income from discontinued operations                       16.8             43.7            84.3            55.3
                                                       ----------      ----------      ----------      ----------
  Net income applicable to common stock                $    49.3       $     64.6      $    190.1      $    122.4
                                                       ==========      ==========      ==========      ==========
  Per share amounts:
  Continuing operations                                $     0.59      $     0.38      $     1.94      $     1.25
  Discontinued operations                                    0.31            0.81            1.54            1.02
                                                       ----------      ----------      ----------      ----------
  Net Income                                           $     0.90      $     1.19      $     3.48      $     2.27
                                                       ==========      ==========      ==========      ==========